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                                                                   Exhibit 10.36

                                     KEYCORP

                           DEFERRED COMPENSATION PLAN


                                    ARTICLE I

         The KeyCorp Deferred Compensation Plan ("Plan") is hereby established effective January 1, 1997. The Plan, as established, is intended to provide certain key Employees of KeyCorp with the opportunity to defer their receipt of compensation to the Plan as a means of providing current tax planning opportunities for such Employees. It is the intention of KeyCorp, and it is the understanding of those Participants covered under the Plan, that the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

         For the purposes of this Plan, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

         2.1 "BENEFICIARY" shall mean the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

         2.2 "BOARD" shall mean the Board of Directors of KeyCorp, the Board's Compensation and Organization Committee, or any other committee designated by the Board.

         2.3 "CHANGE OF CONTROL" shall be deemed to have occurred if under any rabbi trust arrangement maintained by the Corporation, the Corporation is required under the terms of such arrangement to fund such rabbi trust to secure the payment of any Participants' Plan benefits payable hereunder because a "Change of Control" as defined in such rabbi trust has occurred after January 1, 1997.

         2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with all regulations promulgated thereunder. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         2.5 "COMMON STOCK ACCOUNT" shall mean the investment account established under the Plan for bookkeeping purposes in which a Participant may elect to have his or her Participant Deferrals credited. Participant Deferrals to the Common Stock Account shall be credited based on a bookkeeping allocation of KeyCorp Common Shares (both whole and fractional rounded to the nearest one-hundredth of a share) which shall be equal to the amount of Participant Deferrals

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invested by the Participant in the Common Stock Account. The Common Stock
Account shall also reflect on a bookkeeping basis all dividends, gains, and losses attributable to such Common Shares. In accordance with the provisions of
Section 4.3 hereof, all Participant Deferrals credited to the Common Stock Account, shall be based on the New York Stock Exchange's closing price for such Common Shares as of the day such Participant Deferrals are credited to the Participants' Plan Accounts.

         2.6 "COMPENSATION" of a Participant for any Plan Year or any partial Plan Year shall mean the entire amount of base salary paid to such Participant during such period by reason of his or her employment with an Employer, including any base salary which would have been paid except for (1) the Participant's written deferral of such Compensation to this Plan during the Plan Year, (2) the Participant's deferral of such Compensation to the KeyCorp 401(k) Savings Plan and the KeyCorp Excess 401(k) Savings Plan, or (3) the Participant's participation in the KeyCorp Flexible Benefits Plan.

         2.7 "CORPORATION" shall mean KeyCorp, an Ohio Corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

         2.8 "DEFERRAL PERIOD" shall mean each Plan Year, provided however, that a Participant's initial Deferral Period shall be from his or her first day of participation in the Plan through the last day of the applicable Plan Year.

         2.9 "DETERMINATION DATE" shall mean the last day of each calendar month.

         2.10 "DISABILITY" shall mean (1) the physical or mental disability of a permanent nature which prevents a Participant from performing the duties such Participant was employed to perform for his or her Employer when such disability commenced, (2) qualifies for disability benefits under the federal Social Security Act within 30 months following the Participant's disability, and (3) qualifies the Participant for disability coverage under the KeyCorp Long Term Disability Plan.

         2.11 "EMPLOYEE" shall mean a common law employee who is employed by an Employer.

         2.12 "EMPLOYER" shall mean the Corporation and any of its subsidiaries, unless specifically excluded as an Employer for Plan purposes by written action of an officer of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Plan Administrator as its exclusive agent under the Plan as long as it continues as an Employer.

         2.13 "FINANCIAL HARDSHIP" shall mean a financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, the loss of the Participant's property due to casualty, or other similar extraordinary

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and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         2.14 "HARDSHIP WITHDRAWAL COMMITTEE" shall mean the Committee established by the Corporation to review Hardship Withdrawal requests of Plan Participants to determine whether a Financial Hardship entitles the Participant to a distribution of Participant Deferrals in accordance with the provisions of
Section 5.1(b) of Article V of the Plan.

         2.15 "INCENTIVE COMPENSATION" shall mean the incentive compensation awarded to a Participant under the KeyCorp Management Incentive Compensation Plan, the KeyCorp Short Term Incentive Compensation Plan and/or the KeyCorp Long Term Cash Incentive Compensation Plan.

         2.16 "INCENTIVE COMPENSATION DEFERRALS" shall mean a percentage or whole dollar amount of any Incentive Compensation payable to a Participant during the applicable Plan Year, which the Participant has elected in accordance with his or her Participation Agreement to defer under this Plan.

         2.17 "INTEREST BEARING ACCOUNT" shall mean the investment account established under the Plan for bookkeeping purposes in which a Participant may elect to have his or her Participant Deferrals credited. Participant Deferrals invested for bookkeeping purposes in the Interest Bearing Account shall be credited with earnings as of each Determination Date which shall be based on the effective annual yield of the average of Moody's Average Corporate Bond Yield Index for the previous calendar month increased by 50 basis points. In the event that Moody's Investor Services Inc. ceases to publish such Index (or any successor publisher thereto) the Board, in its sole and absolute discretion, shall select a substantially similar index to be used in crediting earnings under the Interest Bearing Account.

         2.18 "PARTICIPANT" shall mean an Employee who meets the eligibility requirements set forth in Section 3.1(a) and becomes a Plan Participant pursuant to Section 3.1(b) or Section 3.1(c) of the Plan.

         2.19 "PARTICIPATION AGREEMENT" shall mean the executed agreement submitted by the Participant to the Corporation prior to the beginning of a Deferral Period, which contains, in pertinent part, the Participant's deferral commitment for such Deferral Period, the Participant's investment instructions, payment date, and if deferred until Termination, the payment option for such Participant Deferrals.

         2.20 "PARTICIPANT DEFERRALS" shall mean those Incentive Compensation Deferrals and Salary Deferrals the Participant has elected to defer under this Plan for each applicable Deferral Period.

         2.21 "PLAN" shall mean the KeyCorp Deferred Compensation Plan with all amendments hereafter made.

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         2.22   "PLAN ACCOUNT" shall mean those bookkeeping accounts established by the Corporation for each Plan Participant, which shall reflect (a) all Prior Plan Awards and Participant Deferrals invested for bookkeeping purposes in the Common Stock Account with all dividends, gains, and losses thereon, and (b) all Prior Plan Awards and Participant Deferrals invested for bookkeeping purposes in the Interest Bearing Account with all earnings thereon. Plan Accounts shall not constitute separate Plan funds or separate Plan assets. Neither the maintenance of, nor the crediting of amounts to such Plan Accounts shall be treated (i) as the allocation of any Corporation assets to, or a segregation of any Corporation assets in any such Plan Accounts, or (ii) as otherwise creating a right in any person or Participant to receive specific assets of the Corporation. Benefits under the Plan shall be paid from the general assets of the Corporation.

         2.23   "PLAN YEAR" shall mean the calendar year.

         2.24 "PRIOR PLAN AWARDS" shall mean those incentive compensation awards and any salary deferred under the KeyCorp Executive Deferred Compensation Plan, and those incentive compensation awards deferred under the KeyCorp Long Term Cash Incentive Compensation Plan, the KeyCorp Management Incentive Compensation Plan, and/or the KeyCorp Short Term Incentive Compensation Plan prior to January 1, 1997 which have been transferred to the Plan effective January 1, 1997.

         2.25 "RETIREMENT" shall mean the termination of a Participant's employment under circumstances in which the Participant begins to receive an Early Retirement or Normal Retirement Date benefit under any KeyCorp Pension Plan.

         2.26 "SALARY DEFERRALS" shall mean the percentage or whole dollar amount of a Participant's annual Compensation which the Participant has elected pursuant to his or her Participation Agreement to defer to this Plan.

         2.27 "TERMINATION" shall mean the voluntary or involuntary and permanent termination of a Participant's employment from his or her Employer and any other Employer, whether by Retirement, Disability, resignation, death, or otherwise.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         3.1      ELIGIBILITY AND PARTICIPATION.
                  -----------------------------

         (a) ELIGIBILITY. An Employee shall be eligible to participate in the Plan if (1) the Employee is a Participant in the KeyCorp Management Incentive Compensation Plan, the KeyCorp Short Term Incentive Compensation Plan, and/or the KeyCorp Long Term Incentive Compensation Plan, and (2) the Corporation selects such Employee to participate in the Plan.

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         (b)      PARTICIPATION. An Employee meeting the eligibility criteria of
                  Section 3.1(a) may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Corporation prior to the beginning of the applicable Deferral Period or such other deadline as established by the Corporation.

         (c) MID-YEAR PARTICIPATION. When an Employee first becomes eligible to participate in the Plan during a Deferral Period, a Participation Agreement shall be submitted to the Corporation within thirty (30) days after the Corporation notifies the Employee of his or her Plan eligibility. Such Participation Agreement will be effective when received by the Corporation.

         3.2 DEFERRAL LIMITATIONS. The following Participant Deferral limitations shall apply for each Deferral Period:

         (a) SALARY DEFERRALS. A Participant may defer no less than one hundred twenty-five dollars ($125) on a per-pay basis and no more than 50% of the Participant's Compensation on a per-pay basis during the applicable Deferral Period.

         (b) INCENTIVE COMPENSATION DEFERRALS. A Participant may defer no less than three thousand dollars ($3,000) and no more than 100% of any Incentive Compensation which becomes payable to the Participant during the applicable Deferral Period.

         3.3 COMMITMENT LIMITED BY TERMINATION. If a Participant terminates employment with an Employer prior to the end of the Deferral Period, the Deferral Period shall end as of the Participant's Termination date, and all Participant Deferrals shall conclude as of that date.

         3.4      MODIFICATION OF DEFERRAL COMMITMENT.  Except as provided in
Section 5.1(b) below, a Participant's deferral commitment evidenced by his or her Participation Agreement for the applicable Deferral Period, shall be irrevocable.

         3.5 CHANGE IN EMPLOYMENT STATUS. If the Corporation determines that a Participant's performance is no longer at a level that deserves to be rewarded through participation in the Plan, but does not terminate the Participant's employment with Employer, the Participant's existing Participation Agreement shall terminate at the end of the Deferral Period, and no new Participation Agreement may be made by such Participant.

         3.6 PRIOR PLAN AWARDS. Effective January 1, 1997, all Employees' incentive compensation deferred under the KeyCorp Long Term Cash Incentive Compensation Plan, the KeyCorp Short Term Incentive Compensation Plan and/or the KeyCorp Management Incentive Compensation Plan and all salary deferrals and incentive compensation deferred under the KeyCorp Executive Deferred Compensation Plan shall be transferred for bookkeeping purposes to this Plan and shall be reflected in Plan Accounts established in the Employees' name. Such Employees shall be given the opportunity to elect to invest all or a portion of such Prior Plan Awards in the Plan's Interest Bearing Account and/or the Plan's Common Stock Account, and

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such election once made shall thereafter be irrevocable. Employees with
Prior Plan Awards which for bookkeeping purposes are maintained under this Plan shall not participate in the Plan unless such Employee has met the eligibility requirements set forth in Section 3.1(a) and has become a Plan Participant pursuant to Section 3.1(b) or Section 3.1(c) of the Plan.


                                   ARTICLE IV

                              PARTICIPANT DEFERRALS
                              ---------------------

         4.1 PLAN ACCOUNT. All Prior Plan Awards and Participant Deferrals shall be credited to a Plan Account established in the Participant's name.

         4.2 INVESTMENT OF PARTICIPANT DEFERRALS. A Participant shall designate in his or her Participation Agreement whether, for bookkeeping purposes, such Participant's Participant Deferrals and any Prior Plan Awards shall be credited to the Common Stock Account or the Interest Bearing Account. A Participant's investment instructions, once made, shall be irrevocable.

         4.3 CREDITING OF PARTICIPANT DEFERRALS; WITHHOLDING. Participant Salary Deferrals shall be credited to the Participant's Plan Account as of each pay period during the applicable Deferral Period. Participant Incentive Compensation Deferrals shall be credited to the Participant's Plan Account as of the date the Incentive Compensation would have been payable to the Participant but for the Participant's election to defer such Incentive Compensation to this Plan. The withholding of taxes with respect to Participant Deferrals required by state, federal or local law shall be withheld from the Participant's Compensation to the maximum extent possible; any taxes remaining due shall reduce the amount of Participant Deferrals credited to the Participant's Plan Account.

         4.4 VALUATION OF PLAN ACCOUNT. As of each Determination Date, the Plan Administrator shall determine the value of each Participant's Plan Account, which shall reflect all Prior Plan Awards and Participant Deferrals with all earnings, gains, and losses thereon, reduced by any distributions made to the Participant since the last Determination Date. The reasonable and equitable decision of the Plan Administrator as to the value of each Plan Account shall be conclusive and binding upon all Participants and Beneficiary(ies) of each deceased Participant.

         4.5 DETERMINATION OF AMOUNT. The Plan Administrator shall verify the amount of Prior Plan Awards and Participant Deferrals, with all earnings, gains, and losses to be credited to each Participant's Plan Account in accordance with the provisions of the Plan, less any Plan distributions received by the Participant. As soon as reasonably practicable after the close of each Plan Year, the Plan Administrator shall send to each Participant an itemized statement which shall reflect the Participant's Plan Account balance as of the year-end Determination Date.

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                                    ARTICLE V

                          DISTRIBUTION OF PLAN BENEFITS
                          -----------------------------

         5.1 DISTRIBUTIONS PRIOR TO TERMINATION OR RETIREMENT. A Participant's Plan Account may be distributed to the Participant prior to the Participant's termination or Retirement under the following circumstances:

         (a) EARLY DISTRIBUTION. A Participant may elect in his or her Participation Agreement to have those Participant Deferrals applicable to the Deferral Period distributed as of a date specified in the Participation Agreement. Such date shall not be sooner than seven years after the date that the applicable Deferral Period commences. The amount distributed shall only include the actual amount of Participant Deferrals made during the Deferral Period without any earnings or gains thereon. Such election for an early distribution, once made, shall be irrevocable.

                           Notwithstanding the forgoing provisions of this
                  Section 5.1(a), if a Participant makes Participant Deferrals in conjunction with the provisions of Section 162(m) of the Code, such Participant Deferrals shall be distributed to the Participant on the date specified in the Participant's Participation Agreement, which may provide (subject to the distribution limitations contained in Section 5.5 hereof) for a distribution date sooner than seven years after the applicable Deferral Period has commenced. Such distribution shall include the applicable Participant Deferrals deferred in accordance with the provisions of Section 162(m) of the Code, with all earnings and gains thereon.

         (b) HARDSHIP WITHDRAWAL. Upon a finding that a Participant has suffered a Financial Hardship, the Corporation by and through the Hardship Withdrawal Committee may, in its sole and absolute discretion, permit the Participant to obtain a Hardship Withdrawal from his or her Plan Account. The amount of such a Hardship Withdrawal shall be limited to the amount reasonably necessary to meet the Participant's immediate needs resulting from the Financial Hardship. If a Hardship Withdrawal is permitted in accordance with the requirements of this Section 5.1(b) hereof, or if a Hardship Withdrawal is permitted under the KeyCorp 401(k) Savings Plan, Participant Deferrals under this Plan shall cease for a 12-month period.

         (c)      FORM OF PAYMENT AND TIME. Distributions made to a Participant pursuant to Section 5.1(a) or 5.1(b) hereof, shall be paid in a cash lump sum amount as soon as reasonably practicable
                  following (i) the distribution date specified in a
                  Participant's Participation Agreement, or (ii) the date on which the Hardship Withdrawal Committee approves the
                  Participant's Hardship Withdrawal request.
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         5.2     DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT(OTHER THAN BY
DEATH). Upon a Participant's Termination (other than by death) benefits equal to the Participant's Plan Account balance shall be distributed to the Participant in accordance with the distribution elections contained within the Participant's Participation Agreement for each applicable Deferral Period. Prior Plan Awards shall be payable in such manner and at such time as contained in the Prior Plan Award's deferral agreement.

         5.3 DISTRIBUTION OPTIONS. A Participant shall elect, as reflected in the Participant's Participation Agreement, from the following payment options:

         (a)     a cash lump sum payment, or
         (b) a series of monthly installment payments over a period of 60, 120, or 180 months.

The Participant's Plan Account shall be valued as of the Determination Date immediately preceding his or her Termination (the "valuation date"). If a Participant has elected to receive a lump sum payment of all or any portion of his or her Plan Account, such lump sum distribution shall be made as soon as reasonably practicable following the Participant's Termination date. If a Participant has elected to receive installment payments of all or any portion of his or her Plan Account, such installment payments shall commence as soon as reasonably practicable following the Participant's Termination date. The Participant's unpaid Plan Account balance for bookkeeping purposes shall be reflected in a distribution sub-account, which shall be credited with interest based on a 36 month average (as of the valuation date) of the monthly earnings credited under the Interest Bearing Account for the Participant's installment payment period.

         5.4 DISTRIBUTION OF SMALL ACCOUNTS. Notwithstanding the provisions of Section 5.2 and 5.3 hereof, if a Participant's Account balance as of the Determination Date immediately preceding the Participant's Termination date is under $50,000, such balance shall be paid to the Participant as a single lump sum cash payment as soon as reasonably practicable following the Participant's Termination date.

         5.5 DISTRIBUTION LIMITATION. If the Corporation determines that any amount of a Participant's Prior Plan Awards and/or Participant Deferrals with all interest and earnings thereon:

         (1) would not be deductible by the Corporation if paid in accordance with the distribution instructions specified by the Participant in his or her Participation Agreement by reason of the disallowance rules of Section 162(m) of the Code, but

         (2) would be deductible by the Corporation if deferred and paid in a later Plan Year,

the Corporation reserves the right to defer the distribution of all or any portion of such Participant's Prior Plan Awards and/or Participant Deferrals with all interest and earnings thereon until such time as the Corporation determines that the distribution of all or any portion of such Participant's Prior Plan Awards and/or Participant Deferrals will be payable without the disallowance of the deduction prescribed by Code Section 162(m) ("Deferrals"). Such Deferrals

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shall continue to be held in the Participant's Plan Account and shall continue to be credited, on a bookkeeping basis, with all earnings, gains, and losses thereon. If it is thereafter determined by the Corporation that such Deferrals will not be deductible even if paid in a later year, then such Deferrals with all interest and earnings thereon shall become immediately payable to the Participant.

         Notwithstanding any other provision of this Section 5.5 to the contrary, in the event of the Participant's Termination, all Deferrals shall be paid to the Participant on or immediately following April 15th of the year immediately following the Participant's Termination, regardless of the deductibility of such payment.

         5.6   ACCELERATION. Notwithstanding the foregoing provisions of this
Article V, the Corporation may, in its sole discretion, accelerate the distribution of all or any portion of the Participant's Plan Account upon written request by such Participant, provided that the Corporation determines that such distribution would not be adverse to the best interests of the Corporation, and further provided that the Participant shall forfeit an amount equal to 10 percent of the amounts requested and that the Participant shall be disqualified from making Participant Deferrals to the Plan for a period of twenty-four (24) months from the date of such accelerated distribution.

         5.7 FACILITY OF PAYMENT. If it is found that any individual to whom an amount is payable hereunder is incapable of attending to his or her financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his or her financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment shall be charged to the Participant's Plan Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his or her financial affairs, and shall be a complete discharge of any liability therefor under the Plan.


                                   ARTICLE VI

                             BENEFICIARY DESIGNATION
                             -----------------------

         6.1 BENEFICIARY DESIGNATION. Subject to Section 6.3 hereof, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Plan Account. Each Beneficiary designation shall be in a written form prescribed by the Corporation and shall be effective only when filed with the Corporation during the Participant's lifetime.

         6.2 CHANGING BENEFICIARY. Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Corporation. The filing of a new designation shall cancel all designations previously filed.

         6.3 NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary (including all contingent Beneficiaries) designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

         (a)      The Participant's spouse;

         (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take, by right of representation the share the parent would have taken if living:

         (c)      The Participant's estate.

         6.4 DISTRIBUTION UPON DEATH. If a Participant dies after the distribution of his or her interest under the Plan has commenced, the remaining portion of the Participant's entire interest under the Plan, if any, shall be distributed to the Participant's Beneficiary under the method of distribution being used as of the Participant's date of death. If the Participant dies before the distribution of the Participant's Plan Account has commenced, the Participant's entire interest under the Plan shall be valued as of the Determination Date immediately preceding the Participant's date of death, and shall be distributed to his or her Beneficiary in a lump sum payment as soon as reasonably practicable following the Participant's date of death.


                                   ARTICLE VII

                                 ADMINISTRATION
                                 --------------

         7.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan
Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review, (c) to resolve all other questions arising under the Plan, including any questions of construction and/or interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 7.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

         7.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

         (a) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

         (b) the specific portions of the denial of his or her claim which the Claimant requests the Plan Administrator to review;

         (c) a statement by the Claimant setting forth the basis upon which he or she believes the Plan Administrator should reverse its previous denial of the claim and accept the claim as made; and

         (d) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his or her position as stated pursuant to paragraph (b) above.

         In accordance with this Section, if the claimant requests a review of the Plan Administrator's decision, such review shall be made by the Plan Administrator, who shall, within ninety (90) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be binding on the claimant and upon all other Persons. If the Participant or Beneficiary shall not file written notice with the

Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.


                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN
                        ---------------------------------

         8.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors of the Corporation, or any duly authorized committee thereof, and to modify or amend the Plan, in whole or in part, at any time and for any reason, subject to the following:

         (a) PRESERVATION OF ACCOUNT BALANCE. No termination, amendment, or modification of the Plan shall reduce (i) the amount of Prior Plan Awards and/or Participant Deferrals, or (ii) all earnings and gains on such Prior Plan Awards and/or Participant Deferrals that have accrued up to the effective date of the termination, amendment, or modification.

         (b) CHANGES IN EARNINGS RATE. No amendment or modification of the Plan shall reduce the rate of earnings to be credited on all Prior Plan Awards, Participant Deferrals, and all earnings accrued thereon under the Interest Bearing Account until the close of the applicable Deferral Period in which such amendment or modification is made.

         8.2 EFFECT OF PLAN TERMINATION. If the Corporation terminates the Plan either in whole or in part, the following will apply:

         (a) PARTIAL TERMINATION. The Corporation may partially terminate the Plan by instructing the Plan Administrator not to accept any additional Participation Agreements. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Agreements entered into prior to the effective date of such partial termination.

         (b) COMPLETE TERMINATION. The Corporation may completely terminate the Plan by instructing the Plan Administrator not to accept any additional Participation Agreements and by terminating all ongoing Participation Agreements. If such a complete termination occurs, the Plan shall cease to operate and the Employer shall pay out each Participant's Plan Account balance. Payment shall be made in equal monthly installments over the following period, based on the value of each Participant's Plan Account balance:



                        Account Balance                         Payout Period
                        ---------------                         -------------
           Equal to or less than $50,000                            Lump Sum
           More than $50,000 but less than $100,000                 3 Years
           More than $100,000                                       5 Years

Plan payments shall commence within sixty-five (65) days after the Corporation terminates the Plan. The Participant's unpaid Plan Account balance for bookkeeping purposes shall be reflected in a distribution sub-account, which shall be credited with interest for the Participant's installment payment period based on a 36 month average (as of the Plan termination date) of the monthly earnings credited under the Interest Bearing Account.


                                   ARTICLE IX

                                CHANGE OF CONTROL
                                -----------------

         9.1 CHANGE OF CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control as defined in accordance with Section 2.2 of the Plan, no amendment or modification of this Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance, (2) to reduce or modify the Interest Bearing Account's rate of earnings on or method of crediting such earnings to a Participant's Pre-Change of Control Account Balances, or (3) to reduce or modify the Common Stock Accounts' method of calculating all earnings, gains, and/or losses on a Participant's Pre-Change of Control Account Balance. For purposes of this Section 9.1, the term "Pre-Change of Control Account Balance" shall mean, with regard to any Plan Participant, the aggregate amount of such Participant's Prior Plan Awards and Participant Deferrals with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs.

         9.2 INTEREST BEARING ACCOUNT. In accordance with the provisions of clause (2) of Section 9.1 hereof, in the event that Moody's Average Corporate Bond Yield Index ceases to be published on or after a Change of Control, the Corporation shall reasonably select a substantially similar index to be used in crediting earnings on Participants' Pre-Change of Control Account Balances held in the Plan's Interest Bearing Account.

         9.3 INVESTMENT TRANSFER. On and after a Change of Control, a Participant may at any time upon providing written notice to the Corporation, transfer all or any portion of his or her Pre-Change of Control Account Balance invested in the Common Stock Account to the Plan's Interest Bearing Account.

         9.4 COMMON STOCK CONVERSION. In the event of a Change of Control in which the common shares of the Corporation are converted into or exchanged for securities, cash and/or other property as a result of any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of all or substantially all of its assets to another corporation or entity, the Corporation shall cause the Common Stock Account to reflect on a bookkeeping basis the securities, cash and other property that would have been received in such reorganization, reclassification, consolidation, merger or sale on an equivalent amount of common shares equal to the balance in the Common Stock Account and, from and after such reorganization, reclassification, consolidation, merger or sale, the Common Stock Account shall reflect on a bookkeeping basis all dividends, interest, earnings and losses attributable to such securities, cash, and other property (with any cash earning interest at the rate applicable to the Interest Bearing Account); provided, however, from and after any such reorganization, reclassification, consolidation, merger or sale, a Participant may give written notice at any time to the Corporation to transfer all or any portion of such Participant's Common Stock Account balance to the Interest Bearing Account.

         9.5 AMENDMENT IN THE EVENT OF A CHANGE OF CONTROL. On or after a Change of Control, the provisions of Section 2.4, Section 2.16, Article IV,
Article V, Article VI, Article VIII, and Article IX may not be amended or modified as such Sections and Articles apply with regard to Participants' Pre-Change of Control Account Balances.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         10.1 UNFUNDED PLAN. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

         10.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         10.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participants, former Participants, and Beneficiaries.

         10.4 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or committee authorized by the Board of Directors, or any officer of the Corporation or a subsidiary or officer of a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving bad faith or willful misconduct, for anything done or omitted to be done.

         10.5 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

         10.6 PRECEDENT. Except as otherwise specifically agreed to by the Corporation in writing, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

         10.7 WITHHOLDING. The Corporation shall withhold any tax which the Corporation in its discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any present or future law.

         10.8 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of ERISA, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

         10.9 PARTIES BOUND. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

         10.10 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

         10.11 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         10.12 TRUST FUND. At its discretion, the Corporation may establish one or more trusts, with such trustees as the Corporation may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, in the event of insolvency or bankruptcy of the Corporation, such assets will be subject to the claims of the Corporation's general creditors. To the extent any benefits provided under the Plan are paid from any such trust, the Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Employer.

         10.13 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         10.14 NOTICE. Any notice required or permitted under the Plan shall be deemed sufficiently provided if such notice is in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. Mailed notice to the Corporation shall be directed to the Corporation's address, attention: KeyCorp Compensation and Benefits Department. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Employer's records

         10.15 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of an Employer.


                                            KEYCORP

                                            By:
                                                  -----------------------------
                                            Dated:
                                                  -----------------------------